Exhibit 10.2

FORWARD PURCHASE AGREEMENT Confirmation AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of November 5, 2023 (this “Amendment”), is entered into by and between [●] (“Seller”) and Worldwide Webb Acquisition Corp., a Cayman Islands exempted company (“WWAC”). The term “Counterparty” refers to WWAC until the Business Combination, then to Aark Singapore Pte. Ltd., a Singapore private company limited by shares (“Target”), following the Business Combination.

Reference is hereby made to the Confirmation of an OTC Equity Prepaid Forward Transaction, dated as of November 3, 2023 (as amended from time to time, the “Confirmation”), by and between Seller and WWAC. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

1. Amendment: The parties hereto agree to amend the Confirmation as follows:

a.	The section titled “Valuation Date” shall be deleted in its entirety and replaced with the following:

Valuation Date:	The earliest to occur of (a) the first anniversary of the closing of the transactions between Counterparty and Target pursuant to a Business Combination Agreement, dated as of March 11, 2023 (as the same may be amended, modified, supplemented or waived from time to time, the “BCA”), by and among Counterparty, the Target and certain other parties thereto (the “Business Combination”) and (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of a (x) Seller VWAP Trigger Event, (y) a Delisting Event or (z) a Registration Failure (in each case the “Maturity Date”).

b.	The section titled “Number of Shares” shall be deleted in its entirety and replaced with the following:

Number of Shares:	The sum of (i) the number of Recycled Shares plus (ii) the number of Additional Shares, as specified in the Pricing Date Notice(s), but in no event more than the Maximum Number of Shares. The Number of Shares is subject to reduction only as described under “Optional Early Termination”.

c.	The section titled “Prepayment” shall be deleted in its entirety and replaced with the following:

Prepayment:

Subject to Counterparty receiving a Pricing Date Notice, Counterparty will pay the Prepayment Amount (subject to the below exception) ]directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) to the Seller no later than the Prepayment Date; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount with respect to such Additional Shares.

Counterparty shall provide (a) notice to Counterparty’s trustee for the Trust Account of the entrance into this Confirmation no later than one (1) Local Business Day following the date hereof, with copy to Seller and Seller’s outside legal counsel, and (b) to Seller and Seller’s outside legal counsel a final draft of the flow of funds from the Trust Account one (1) Local Business Day prior to the closing of the Business Combination itemizing the Prepayment Amount due to Seller; provided that Seller shall be invited to attend any closing call in connection with the Business Combination. At the election of Seller, the Prepayment Amount may be transferred to a new escrow account as further described in “Escrow” below.

d.	The section titled “Maturity Consideration” shall be deleted in its entirety and replaced with the following:

Maturity Consideration:	The “Maturity Consideration” means an amount equal to the product of (1) (a) the Number of Shares less (b) the number of Terminated Shares, multiplied by (2) $2.00 in the event of cash or, in the event of Shares, $2.50; and $2.50, solely in the event of a Registration Failure. In the event the Maturity Date is determined by clause (a) or (b) of Valuation Date, on such Maturity Date, Seller shall be entitled to receive the Maturity Consideration in cash or, at the option of Seller (other than in the case of a Delisting Event and subject to compliance with applicable state and federal securities laws and Nasdaq listing rules), Shares based on the average daily VWAP Price over 30 scheduled trading days ending on the Maturity Date (such shares to be paid as Maturity Consideration, the “Maturity Shares”); provided that the Maturity Shares used to pay the Maturity Consideration (i) (a) are registered for resale under an effective registration statement pursuant to the Securities Act under which Seller may sell or transfer the Shares or (b) may be transferred by Seller without any restrictions including the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2)) or the volume and manner of sale limitations under Rule 144 under the Securities Act and (ii) bear no restrictive legend (collectively, (i) and (ii) above, the “Share Conditions”); provided further that if the Maturity Shares do not satisfy the Share Conditions, Seller shall instead receive such number of Shares equal to the product of (a) two (2) multiplied by (b) the (i) the Number of Shares less (ii) the number of Terminated Shares, (the “Penalty Shares”); provided further that if the Penalty Shares satisfy the Share Conditions within 45 days after the Maturity Date, Seller shall return to Counterparty such number of Penalty Shares that are valued in excess of Maturity Consideration based on the 10-day VWAP ending on the date that such Shares satisfied the Share Conditions. Counterparty, at Sellers’s option, will pay the Maturity Consideration on a net basis such that Seller retains a number of shares due to Counterparty upon the Maturity Date equal to the number of Maturity Shares or Penalty Shares payable to Seller, only to the extent the Number of Shares due to Counterparty upon the Maturity Date are equal to or more than the number of Maturity Shares or Penalty Shares payable to Seller, with any Maturity Consideration remaining due to be paid to Seller in newly issued Shares. For the avoidance of doubt, in addition to the Maturity Consideration, at the Maturity Date, Seller will be entitled to an amount in cash from the Escrow Account equal to the product of (i) the number of the Matured Shares multiplied by (ii) the Initial Price.

e.	The section titled “Share Registration” shall be deleted in its entirety and replaced with the following:

Share Registration:	At the written request of Seller and no earlier than the Counterparty’s redemption deadline and no later than the Maturity Date (the “Registration Request”), within forty-five (45) calendar days of the Registration Request, Counterparty shall file (at Counterparty’s sole cost and expense) with the Commission a registration statement registering the resale of all shares held by the Seller, including the Recycled Shares and any Additional Shares (the “Registration Statement”), and have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earliest of (i) the 60th calendar day (or 125th calendar day if the Commission notifies the Counterparty that it will “review” the Registration Statement) following the Registration Request and (ii) the 5th Local Business Day after the date the Counterparty is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) Local Business Days thereafter, the Counterparty shall file the final prospectus under Rule 424 of the Securities Act of 1933, as amended containing a “plan of distribution” reasonably agreeable to Seller. Counterparty shall not identify Seller as a statutory underwriter in the Registration Statement unless requested by the Commission. The Counterparty will use its reasonable best efforts to keep the Registration Statement covering the resale of the shares as described above continuously effective (except for customary blackout periods, up to twice per year and for a total of up to 15 calendar days (and not more than 10 calendar days in an occurrence), if and when the Counterparty is in possession of material non-public information the disclosure of which, in the good faith judgment of the Counterparty’s board of directors, would be prejudicial, and the Counterparty agrees to promptly notify Seller of any such blackout determination) until all such shares have been sold or may be transferred without any restrictions including the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2)) or the volume and manner of sale limitations under Rule 144 under the Securities Act; provided that Counterparty covenants and agrees to make all necessary filings, amendments, supplements and submissions in furtherance of the foregoing, including to register all of Seller’s Shares for resale; provided that it shall be a “Registration Failure” if (a) the Registration Statement covering all of the shares described above in this section is not declared effective after the 60th calendar day (or 125th calendar day if the Commission notifies the Counterparty that it will “review” the Registration Statement) after the Registration Request), provided, however, that in the event the Commission issues or effects any written rules related to special purpose acquisition companies that would reasonably affect the timing of the effectiveness of the Registration Statement and such rules become effective following the date hereof and prior to the effectiveness of the Registration Statement, such number of calendar days in this subsection (a) shall be changed to the 125th calendar day (or 180th calendar day if the Commission notifies the Counterparty that it will “review” the Registration Statement), or (b) the Registration Statement after it is declared effective ceases to be continuously effective (subject to the blackout periods as indicated above) as set forth in the preceding sentence for more than 45 consecutive calendar days, provided, that (x) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (y) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of business days that the Commission remains closed for. Seller will promptly deliver customary representations and other documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent in connection with the Registration Statement, including those related to selling shareholders and to respond to comments by the staff of the Commission. If requested by Seller, the Counterparty shall within five (5) Local Business Days of receipt of such request, subject to receipt of a legal opinion of Counterparty’s counsel, instruct its transfer agent to remove any restrictive legend with respect to transfers under the Securities Act from any and all Shares held by Seller if (1) the Registration Statement is and continues to be effective under the Securities Act, (2) such Shares are sold or transferred pursuant to Rule 144 under the Securities Act (subject to all applicable requirements of Rule 144 being met), or (3) such Shares are eligible for sale under Rule 144, without the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Shares and without volume or manner-of-sale restrictions; provided that Seller shall have timely provided customary representations and other documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent in connection therewith. Any reasonable and documented fees (with respect to the transfer agent or Counterparty’s counsel) associated with the issuance of any legal opinion required by the Counterparty’s transfer agent or the removal of such legend shall be borne by the Counterparty. If a legend is no longer required pursuant to the foregoing, the Counterparty will, no later than five (5) Local Business Days following the delivery by Seller to the Counterparty or the transfer agent (with notice to the Counterparty) of customary representations and other documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent, remove the restrictive legend related to the book entry account holding the Shares and make a new, unlegended book entry for the Shares.

f.	The section titled “Additional Termination Events” shall be deleted in its entirety and replaced with the following:

Additional Termination Events:

Will apply to Seller and to Counterparty. The occurrence of any of the following events shall constitute an Additional Termination Event in respect of which Seller shall be the Affected Party; provided, that if the BCA is terminated pursuant to its terms prior to the closing of the Business Combination, Seller and Counterparty shall each be Affected Parties, and notwithstanding any other provision of the ISDA Form or this Confirmation, the rights and obligations of the parties in connection with any such Additional Termination Event shall be solely as set forth under the caption “—Break-up Fees”:

	(a)	The BCA is terminated pursuant to its terms prior to the closing of the Business Combination;

	(b)	A material and uncured breach of the FPA Funding Amount PIPE Subscription Agreement by Counterparty or Seller, respectively; and

	(c)	Upon the occurrence of any Company Material Adverse Effect, as defined in Section 3(a) of the FPA Funding Amount PIPE Subscription Agreement.

Notwithstanding the foregoing, Counterparty’s obligations set forth under the captions, “Reimbursement of Legal Fees and Other Expenses,” and “Other Provisions — (d) Indemnification” shall survive any termination due to the occurrence of the foregoing Additional Termination Events.

g.	Section 4(a) titled “Regulatory Filings” shall be deleted in its entirety and replaced with the following:

(a)	Regulatory Filings. Seller covenants that it will make all regulatory filings that it is required by law or regulation to make with respect to the Transaction including, without limitation, as may be required by Section 13 or Section 16 (if applicable) under the Exchange Act and, assuming the accuracy of Counterparty’s Repurchase Notices (as described under “Repurchase Notices” below) any sales of the Recycled Shares and Additional Shares will be in compliance therewith.

h.	Subsection (a) of the section titled “Transactions by Seller in the Shares” shall be deleted in its entirety and replaced with the following:

(a)	Seller hereby waives the redemption rights (“Redemption Rights”) set forth in the Articles of Association in connection with the Business Combination with respect to the Recycled Shares and the Additional Shares only during the term of this Confirmation. Subject to any restrictions set forth in this Confirmation, Seller may sell or otherwise transfer, loan or dispose of any of the Shares or any other shares or securities of the Counterparty in one or more public or private transactions at any time, subject to applicable law and rules and regulations of the Commission. Any Recycled Shares and the Additional Shares sold by Seller during the term of the Transaction will cease to be included in the Number of Shares.

i.	The Pricing Date Notice in the form of Schedule A to the Confirmation shall be deleted in its entirety and replaced with the Pricing Date Notice in form of Schedule A hereto.

j.	The following sections shall be added:

PIPE Subscription Agreements:	The Counterparty and Seller have entered into a subscription agreement for the purchase by Seller of the Additional Shares (the “FPA Funding Amount PIPE Subscription Agreement”), and to the extent that the Seller is unable to acquire all of the Additional Shares prior to the closing of the Business Combination, from time to time will enter into additional FPA Funding PIPE Subscription Agreement(s) for the purchase by Seller of the remaining Additional Shares. As of the date of this Amendment, the FPA Funding Amount PIPE Subscription Agreement is in full force and effect and is legal, valid and binding upon the Counterparty and, to the knowledge of the Counterparty, the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Seller shall purchase pursuant to the FPA Funding Amount PIPE Subscription Agreement, Additional Shares in an amount no less than the Maximum Number of Shares less the Recycled Shares; provided, however, that Seller shall not be required to purchase an amount of Additional Shares such that following the issuance of Additional Shares, its ownership would exceed 9.9% ownership of the total Shares outstanding immediately after giving effect to such issuance unless Seller, at its sole discretion, waives such 9.9% ownership limitation.

Additional Shares:	The Seller will purchase Additional Shares from the Counterparty at any date prior to the Valuation Date at the Initial Price, with such number of Shares to be specified in a Pricing Date Notice as Additional Shares subject to 9.9% ownership limitations which may be waived by Seller at its sole discretion; provided that such number of Additional Shares that may be purchased from the Counterparty shall not exceed (x) the Maximum Number of Shares, minus (y) the Recycled Shares. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares for all purposes.

2. No Other Amendments. All other terms and conditions of the Confirmation shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation and Amendment, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

[●]

By:
Name:
Title:

Worldwide Webb Acquisition Corp.

By:
	Name:	Daniel S. Webb
	Title:	Chief Executive Officer

SCHEDULE A

FORM OF PRICING DATE NOTICE

Date: [●], 2023

To:	Worldwide Webb Acquisition Corp. (“Counterparty”)

Address: 770 E Technology Way F13-16, Orem, UT 84097

Phone: (415) 629-9066

From: [●]

Re: OTC Equity Prepaid Forward Transaction

1. This Pricing Date Notice supplements, forms part of, and is subject to the Confirmation Re: OTC Equity Prepaid Forward Transaction dated as of November 3, 2023 (the “Confirmation”) between Counterparty and Seller, as amended and supplemented from time to time. All provisions contained in the Confirmation govern this Pricing Date Notice except as expressly modified below.

2. The purpose of this Pricing Date Notice is to confirm certain terms and conditions of the Transaction entered into between Seller and Counterparty pursuant to the Confirmation.

Pricing Date: [●], 2023

Number of Recycled Shares: [●]

Number of Additional Shares: [●]

Number of Shares: [●]

A-1